Exhibit 99.2

WESTERN LIBERTY BANCORP

REVOCABLE PROXY

SPECIAL MEETING OF STOCKHOLDERS

                    , 2012

            , LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Western Liberty Bancorp hereby appoints William E. Martin and Patricia A. Ochal, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of stockholders to be held at             , local time, on                     , 2012, at 8363 W. Sunset Road, Suite 350, Las Vegas, Nevada, 89113 and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW. You may also vote on the Internet and by telephone pursuant to the following instructions:

On the Internet. Use the Internet (www.proxyvote.com) to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on                     , 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

By telephone. Use any touch-tone telephone to dial 1-800-690-6903 and transmit your voting instructions up until 11:59 P.M. Pacific Time on                     , 2012. Have your proxy card in hand when you call and then follow the instructions.

The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Western Liberty a written notice of revocation before the special meeting, (ii) delivering to Western Liberty Bancorp a duly executed proxy bearing a later date before the special meeting, (iii) by re-voting by telephone or on the Internet or (iv) by attending the special meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of a Notice of a Special Meeting of Western Liberty Bancorp and the proxy statement/prospectus dated                     , 2012.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Proposal 1:

To adopt the Agreement and Plan of Merger, dated as of August 17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp, pursuant to which Western Liberty Bancorp will merge with and into Western Alliance Bancorporation with Western Alliance Bancorporation surviving the merger, as described in the proxy statement/prospectus.

☐    FOR                 ☐    AGAINST                ☐    ABSTAIN

Proposal 2:

To vote, on an advisory (nonbinding) basis, to approve the compensation that may be paid or become payable to Western Liberty’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

☐    FOR                ☐     AGAINST                ☐    ABSTAIN

Proposal 3:

To approve any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the foregoing proposals.

☐    FOR                 ☐    AGAINST                ☐    ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date:

Signature(s) of Stockholder(s) or Authorized Representative(s)

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.